Exhibit 99.1

Cadence Bancorporation reports

SECOND QUARTER 2020 FINANCIAL RESULTS

HOUSTON (July 22, 2020) – Cadence Bancorporation (NYSE: CADE) (“Cadence”) today announced a net loss for the quarter ended June 30, 2020 of ($56.1) million or ($0.45) per share, compared to net income of $48.3 million or $0.37 per share for the quarter ended June 30, 2019, and a net loss of ($399.3) million or ($3.15) per share for the quarter ended March 31, 2020. Adjusted net (loss) income(1), excluding non-routine income and expenses(2) (and the goodwill impairment charge for first quarter 2020), was ($56.9) million or ($0.45) per share for the second quarter of 2020, compared to $51.3 million or $0.40 per share for the quarter ended June 30, 2019 and compared to $12.5 million or $0.10 per share for the quarter ended March 31, 2020.

“The challenge and uncertainty of the second quarter in many ways brought out the best in Cadence and I am proud of how our team operated and served our customers through it all. Our pre-provision results continue to showcase a key strength of our operations, highlighted by our increased net interest income and continued expense management. That noted, clearly the credit backdrop is very challenging, as our portfolio has been meaningfully impacted by the COVID-19 pandemic and related economic shutdown. This quarter, we again spent a great deal of time critically reviewing our portfolios to ensure we are fully reflecting the realities of the environment. While the trajectory of the pandemic and its impact on the economy remain uncertain, we are very confident that our risk management and robust capital position will allow Cadence to exit this crisis in a strong position,” stated Paul B. Murphy, Jr., Chairman and Chief Executive Officer of Cadence Bancorporation.

Second Quarter 2020 Highlights:

Second quarter 2020 highlights (compared to the linked quarter where applicable) are as follows:

•

Adjusted pre-tax pre-provision net revenue(1) for the second quarter of 2020 remained consistent at $95.0 million, a decrease of $1.1 million or 1.2% compared to the second quarter of 2019 and an increase of $2.0 million or 2.1% compared to the first quarter of 2020. As a percent of average assets, adjusted pre-tax pre-prevision net revenue was 2.06%, 2.18%, and 2.11% for the second quarter of 2020, second quarter of 2019 and first quarter of 2020, respectively.

•

We originated $1.0 billion of loans under the Paycheck Protection Program (“PPP”) during the second quarter of 2020. These PPP loans are 100% federally guaranteed and were fully funded by core deposits.

•

Total deposits increased $1.6 billion as non-interest bearing deposits increased $1.3 billion to 32% of total deposits. At the same time, we aggressively managed funding costs, with total deposit costs at 0.46%, representing a decline of 50 basis points from prior quarter.

•

Our tax equivalent net interest margin (“NIM”) remained notable at 3.51%, in spite of the impact of lower interest rates, lower yielding PPP loans and securities, and lower accretion income on acquired loans. The gain on our collar transaction and our deposit cost management continue to provide a strong foundation to our NIM.

•	Adjusted expenses (see Table 10) declined by $5.1 million and we realized an adjusted efficiency ratio(1) of 47.9%, down from 49.9%.
•

The provision for credit losses for the second quarter 2020 was $158.8 million compared to $83.4 million in the linked quarter reflecting degradation of economic forecasts, depressed energy markets and COVID-19 driven stress. As of June 30, 2020, our Allowance for Credit Losses (“ACL”) was 2.71% of total loans, up from 1.83% at March 31, 2020. Excluding PPP loans, our ACL was 2.93% at June 30, 2020.

•

Capital remained very strong with our Common Equity Tier 1 capital ratio increasing to 11.7% and total risk weighted capital increasing to 14.3%, providing a robust capital base well-positioned for the current environment.

•

Annualized returns on average assets and tangible common equity for the second quarter of 2020 were (1.22%) and (10.56%), respectively, compared to 1.10% and 12.23%, respectively, for the second quarter of 2019 and (9.08%) and 3.86%, respectively, for the first quarter of 2020.

•

Adjusted annualized returns on average assets(1) and adjusted tangible common equity(1) for the second quarter of 2020 were (1.24%) and (10.73%), respectively, compared to 1.17% and 12.96%, respectively, for the second quarter of 2019 and 0.28% and 3.62%, respectively, for the first quarter of 2020.

Balance Sheet:

Total assets were $18.9 billion as of June 30, 2020, an increase of $1.4 billion or 7.7% from June 30, 2019, and an increase of $1.6 billion or 9.4% from March 31, 2020 driven by the issuance of PPP loans and meaningful growth in deposits impacted by fiscal stimulus during the second quarter.

Cash and Cash Equivalents at June 30, 2020 totaled $1.9 billion as compared to $0.8 billion at June 30, 2019 and compared to $0.6 billion at March 31, 2020. The $1.3 billion increase in the second quarter of 2020 resulted from the increase of $1.6 billion in deposits during this quarter.

Loans at June 30, 2020 totaled $13.7 billion as compared to $13.6 billion at June 30, 2019, an increase of $71.2 million or 0.5%. Loans increased $306.9 million or 2.3% from $13.4 billion at March 31, 2020. The linked quarter increase included the origination of $1.0 billion in PPP loans, offset by approximately $693 million of net loan paydowns and payoffs. The declines were driven by reductions in the C&I segment, including paydowns of defensive draws taken in March, and strategic declines in the restaurant, energy and leveraged loan sectors as we work to reduce select exposures.

Investment Securities at June 30, 2020 totaled $2.7 billion or 14.1% of total assets as compared to $1.7 billion or 9.6% of total assets at June 30, 2019, an increase of $976.6 million or 58.0%. Investment securities for the second quarter of 2020 increased $199.8 million from $2.5 billion, or 14.3% of total assets at March 31, 2020. The increase in securities from both the prior year and linked quarter is a result of substantial growth in deposits and lower loan originations outside of the PPP loans. Securities acquired during the second quarter include primarily investment grade municipal bonds and agency-backed mortgages.

Goodwill at June 30, 2020 totaled $43.1 million, down from $483.2 million at June 30, 2019 and unchanged from March 31, 2020. As previously reported, the Company recorded a $443.7 million ($412.9 million, after-tax), non-cash goodwill impairment charge in the first quarter of 2020. The remaining goodwill at June 30, 2020 relates to our registered investment advisory subsidiary and trust division.

Total Deposits at June 30, 2020 were $16.1 billion, an increase of $1.6 billion or 10.9% from both the June 30, 2019 and March 31, 2020 levels. Second quarter 2020 core deposits increased by 11.3% as a result of customers maintaining additional liquidity in the current environment and broader impacts of fiscal stimulus. Non-interest bearing deposits increased to $5.2 billion at June 30, 2020 or 32.5% of total deposits, up from $3.3 billion or 22.8% at June 30, 2019 and up from $4.0 billion or 27.3% of total deposits at March 31, 2020.

Shareholders’ equity was $2.0 billion at June 30, 2020, a decrease of $380.6 million or 15.7% from June 30, 2019, and a decrease of $68.1 million or 3.2% from March 31, 2020. The linked quarter decrease included the quarterly net loss of $56.1 million, $6.3 million in cash dividends, and a decrease of $7.2 million in other comprehensive income which was largely driven by a decrease in the realized gain on the interest rate collar as amounts were recognized in interest income. The year over year decrease was impacted by the goodwill impairment in the first quarter of 2020.

Tangible common shareholders’ equity(1) was $1.9 billion at June 30, 2020, an increase of $77.7 million or 4.2% from June 30, 2019 and a decrease of $62.6 million or 3.2% from March 31, 2020. The linked quarter decrease resulted from the same factors noted above.

•

Total shareholders’ equity to total assets and tangible equity to tangible assets were 10.8% and 10.2%, respectively, at June 30, 2020 compared to 13.9% and 10.8% at June 30, 2019, and 12.3% and 11.5% at March 31, 2020, respectively.

•	Tangible book value per share(1) was $15.15 as of June 30, 2020, an increase of $0.94 or 6.6% from $14.21 as of June 30, 2019 and a decrease of $0.50 or 3.2% from $15.65 as of March 31, 2020.
•	Total outstanding shares at June 30, 2020 were 125.9 million.

Tangible common equity to tangible assets was 10.2% at June 30, 2020, and quarter end capital ratios remained robust and other than the leverage ratio, increased during the quarter due to lower risk weighted assets.

	6/30/2020	3/31/2020	6/30/2019
Common equity Tier 1 capital	11.7%	11.4%	10.9%
Tier 1 leverage capital	9.5%	10.1%	10.3%
Tier 1 risk-based capital	11.7%	11.4%	10.9%
Total risk-based capital	14.3%	13.8%	12.9%

Asset Quality:

Credit quality metrics during the second quarter of 2020 reflected worsening economic factors as a result of COVID-19 and depressed energy prices, along with associated increased stress of certain borrowers, predominantly in the Restaurant and Energy categories.

•

Net charge-offs for the second quarter of 2020 were $32.6 million or 0.94% annualized of average loans compared to $18.6 million or 0.54% annualized and $32.5 million or 0.99% annualized for the quarters ended June 30, 2019 and March 31, 2020, respectively. The current quarter charge-offs included $14.2 million in Energy, $13.4 million in General C&I and $4 million in Restaurant sectors.

•

Provision for credit losses for the second quarter of 2020 was $158.8 million as compared to $28.9 million for the second quarter of 2019 and $83.4 million for the first quarter of 2020. The current quarter’s provision was significantly impacted by an economic forecast that was adversely affected by the COVID-19 pandemic and depressed oil prices, as well as associated net credit migration within certain portfolios. Our calculation for the ACL used the baseline scenario provided by a nationally recognized service, as adjusted for qualitative and environmental factors.

•

The ACL was $370.9 million or 2.71% of total loans as of June 30, 2020, as compared to $115.3 million or 0.85% of total loans as of June 30, 2019, and $245.2 million or 1.83% of total loans as of March 31, 2020.

•	Loans 30-89 days past due were 0.19% of total loans at June 30, 2020, compared to 0.16% at June 30, 2019 and 0.19% at March 31, 2020.
•	Accruing loans 90 days or more past due were 0.02% of total loans at June 30, 2020, compared to 0.23% at June 30, 2019 and 0.01% at March 31, 2020.
•

NPL as a percent of total loans were 1.64% at June 30, 2020, compared to 0.80% at June 30, 2019 and 1.19% at March 31, 2020. NPL totaled $224.4 million, $108.8 million and $159.7 million as of June 30, 2019 and March 31, 2020, respectively.

•	The ACL to total nonperforming loans (“NPL”) was 165.3% as of June 30, 2020, as compared to 106.1% as of June 30, 2019, and 153.6% as of March 31, 2020.
•

Total criticized loans (see Table 6) at June 30, 2020 were $1.0 billion or 7.37% of total loans as compared to $408.5 million or 3.00% at June 30, 2019 and $665.7 million or 4.97% at March 31, 2020. The linked quarter increase included net downgrades predominantly in Restaurant and Energy and to a lesser extent CRE credits, partially mitigated by net reductions in general C&I credits.

Total Revenue:

Total operating revenue(1) for the second quarter of 2020 was $184.7 million, down $7.8 million or 4.1% from the same period in 2019 and down $3.9 million or 2.1% from the linked quarter.

Net interest income Net interest income for the second quarter of 2020 was $154.7 million, a decrease of $6.1 million or 3.8% from the same period in 2019 and an increase of $1.2 million or 0.8% from the first quarter of 2020. The linked quarter increase resulted primarily from the ability of our lower deposit costs and hedging income to more than offset the impact of declines in LIBOR on our loan portfolio. Loan interest income, excluding accretion and PPP loans, declined $23.8 million during the quarter, and was more than offset by $16.6 million in lower deposit interest expense and $9.8 million in additional hedge income.

•

We aggressively lowered our interest rates on deposits resulting in a 52% reduction in costs of total deposits to 0.46% for the quarter compared to 0.96% for the linked quarter. Additionally, noninterest-bearing deposits as a percent of total deposits increased significantly to 32.5% from 27.3% in the prior quarter. Total interest-bearing liabilities declined by 61 basis points to 0.78% from 1.39% in the first quarter of 2020.

•	Hedge income and collar gain recognition for the second quarter of 2020 was $17.7 million as compared to $7.9 million for the first quarter of 2020.
•	Accretion on acquired loans totaled $7.6 million for the second quarter of 2020, adding 17 basis points to the NIM as compared to $9.8 million and 23 basis point for the first quarter of 2020.
•	Our NIM for the second quarter of 2020 was 3.51% as compared to 3.97% for the second quarter of 2019 and 3.80% for the first quarter of 2020.

PPP loans averaged $664 million in the second quarter at a yield of 2.38%, and along with cash in deposits associated with these loans, negatively impacted our second quarter NIM by 11 basis points. In addition to the impact of PPP loans, the second quarter 2020 NIM declined 8 basis points due to lower LIBOR and earning asset mix shifts, 6 basis points due to lower accretion, and 4 basis points due to excess liquidity as a result of fiscal stimulus and customer behavior. Specifically, the NIM change during the quarter included:

Quarterly Change	$ MM	NIM
1Q 2020 Net Interest Income	$153.8	3.80%
Loans (ex PPP & accretion)	(23.8)	-0.70%
Deposits	16.6	0.43%
Hedge Income	9.8	0.23%
Accretion	(2.2)	-0.06%
Securities	(1.8)	-0.05%
Cash	(1.5)	-0.04%
Borrowings	0.2	0.01%
NIM before PPP loans & cash*	$151.1	3.62%
PPP Loans & associated cash	4.0	-0.11%
2Q 2020 Net Interest Margin	$155.1	3.51%

*Calculated by removing the quarterly average balance of PPP loans and income, as well as the quarterly average balance of cash associated with unused PPP funds.

Noninterest income for the second quarter of 2020 was $30.0 million, a decrease of $1.8 million or 5.6% from the same period of 2019 and a decrease of $5.1 million or 14.6% from the linked quarter. Adjusted noninterest income(1) for the second quarter of 2020 was $27.7 million, a decrease of $3.6 million or 11.5% from the second quarter of 2019, and a decrease of $4.4 million or 13.8% from the linked quarter.

•

The linked quarter results reflected slowed business activity as a result of COVID-19, including decreases in credit related fees, service charges on deposits, and $1.8 million in net writedowns on alternative investments. These impacts were partially offset by increases in investment advisory revenue and mortgage banking income given the robust related markets.

•	Noninterest income as a percent of total revenue for the second quarter of 2020 was 16.2% as compared to 16.5% for the second quarter of 2019 and 18.6% for the linked quarter.

Noninterest expense (excluding goodwill impairment charge for first quarter 2020) for the second quarter of 2020 was $88.6 million, a decrease of $11.9 million or 11.8% from the same period in 2019 and a decrease of $5.3 million or 5.7% from the linked quarter. Adjusted noninterest expense(1), which excludes the impact of non-routine items(2), was $87.4 million, down $8.6 million or 8.9% from the second quarter of 2019 and down $5.1 million or 5.6% from the first quarter of 2020. Cadence has consistently demonstrated the ability to effectively manage expense levels in various economic environments, evidenced with the expense and efficiency declines this quarter. The linked quarter decrease in noninterest expenses (excluding the goodwill impairment charge) resulted from:

•	Decrease of $1.6 million in personnel costs driven by reductions in regular compensation and employment taxes;
•	$1.3 million less in merger related expenses;
•

Decrease of $3.6 million in other expenses including: $0.8 million in special asset expenses; $0.7 million in travel expenses; $0.5 million in ATM and debit card expenses; and $0.5 million in operational losses; and

•	Partially offset by an increase of $1.5 million in FDIC insurance assessment.

Adjusted efficiency ratio(1) for the second quarter of 2020 was 47.9%, improving from the linked quarter ratio of 49.9% with lower expenses and decreased from the prior year’s second quarter ratio of 50.0%.

Taxes:

The effective tax rate for the second quarter of 2020 was 10.6% compared to 7.7% for the linked quarter and 23.3% for the second quarter of 2019.

Dividend:

On July 21, 2020, the board of directors of Cadence Bancorporation approved a quarterly cash dividend in the amount of $0.05 per share of outstanding common stock, representing an annualized dividend of $0.20 per share. The dividend will be paid on August 7, 2020 to holders of record of Cadence’s Class A common stock on July 31, 2020.

Supplementary Financial Tables (Unaudited):

Supplementary financial tables (unaudited) are included in this release following the customary disclosure information.

Second Quarter 2020 Earnings Conference Call:

Cadence Bancorporation executive management will host a conference call to discuss second quarter 2020 results on Wednesday, July 22, 2020, at 7:30 a.m. CT / 8:30 a.m. ET. Slides to be presented by management on the conference call can be viewed by visiting www.cadencebancorporation.com and selecting “Events & Presentations” then “Presentations”.

Conference Call Access:

To access the conference call, please dial one of the following numbers approximately 10-15 minutes prior to the start time to allow time for registration and use the Elite Entry Number provided below.

Dial in (toll free):	1-888-317-6003
International dial in:	1-412-317-6061
Canada (toll free):	1-866-284-3684
Participant Elite Entry Number:	2169431

For those unable to participate in the live presentation, a replay will be available through August 5, 2020. To access the replay, please use the following numbers:

US Toll Free:	1-877-344-7529
International Toll:	1-412-317-0088
Canada Toll Free:	1-855-669-9658
Replay Access Code:	10145370

(1)

Considered a non-GAAP financial measure. See Table 10 “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.

(2)	See Table 10 for a detail of non-routine income and expenses.

Webcast Access:

The call and corresponding presentation slides will be webcast live on the home page of the Company’s website: www.cadencebancorporation.com.

About Cadence Bancorporation:

Cadence Bancorporation (NYSE: CADE), headquartered in Houston, Texas, is a regional financial holding company with $18.9 billion in total assets as of June 30, 2020. Its wholly owned subsidiary, Cadence Bank, N.A., operates 98 branch locations in Alabama, Florida, Georgia, Mississippi, Tennessee and Texas, and provides corporations, middle-market companies, small businesses and consumers with a full range of innovative banking and financial solutions. Services and products include commercial and business banking, treasury management, specialized lending, asset-based lending, commercial real estate, SBA lending, foreign exchange, wealth management, investment and trust services, financial planning, retirement plan management, payroll and insurance services, consumer banking, consumer loans, mortgages, home equity lines and loans, and credit cards. Clients have access to leading-edge online and mobile solutions, interactive teller machines, and more than 55,000 ATMs. The Cadence team of 1,800 associates is committed to exceeding customer expectations and helping their clients succeed financially.

Cautionary Statement Regarding Forward-Looking Information

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, future events and our results of operations, financial condition and financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict.

Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.  Such factors include, without limitation, the “Risk Factors” referenced in our Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”) on May 21, 2018, and our Registration Statement on Form S-4 filed with the SEC on July 20, 2018, other risks and uncertainties listed from time to time in our reports and documents filed with the SEC, including our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and the following factors: business and economic conditions generally and in the financial services industry, nationally and within our current and future geographic market areas; economic, market, operational, liquidity, credit and interest rate risks associated with our business; deteriorating asset quality and higher loan charge-offs; the laws and regulations applicable to our business; our ability to achieve organic loan and deposit growth and the composition of such growth; increased competition in the financial services industry, nationally, regionally or locally; our ability to maintain our historical earnings trends; our ability to raise additional capital to implement our business plan; material weaknesses in our internal control over financial reporting; systems failures or interruptions involving our information technology and telecommunications systems or third-party servicers; the composition of our management team and our ability to attract and retain key personnel; the fiscal position of the U.S. federal government and the soundness of other financial institutions; the composition of our loan portfolio, including the identity of our borrowers and the concentration of loans in energy-related industries and in our specialized industries; the portion of our loan portfolio that is comprised of participations and shared national credits; the amount of nonperforming and classified assets we hold; the extent of the impact of the COVID-19 pandemic on us and our customers, counterparties, employees, and third-party service providers, and the impacts to our business, financial position, results of operations, and prospects; the impact on our financial

Exhibit 99.1

condition, results of operations, financial disclosures, and future business strategies related to the implementation of FASB Accounting Standards Update 2016-13, Financial Instruments – Credit Losses, commonly referred to as CECL. Cadence can give no assurance that any goal or plan or expectation set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements. The forward-looking statements are made as of the date of this communication, and Cadence does not intend, and assumes no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.

About Non-GAAP Financial Measures

Certain of the financial measures and ratios we present, including “efficiency ratio,” “adjusted efficiency ratio,” “adjusted noninterest expenses,” “adjusted operating revenue,” “tangible common equity ratio,” “tangible book value per share” and “return on average tangible common equity”, “adjusted return on average tangible common equity”, “adjusted return on average assets”, “adjusted diluted earnings per share”, and “pre-tax, pre-provision net revenue” are supplemental measures that are not required by, or are not presented in accordance with, U.S. generally accepted accounting principles (GAAP).  We refer to these financial measures and ratios as “non-GAAP financial measures.” We consider the use of select non-GAAP financial measures and ratios to be useful for financial and operational decision making and useful in evaluating period-to-period comparisons.  We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenditures or assets that we believe are not indicative of our primary business operating results or by presenting certain metrics on a fully taxable equivalent basis.

We believe that management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, analyzing and comparing past, present and future periods.

These non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP and you should not rely on non-GAAP financial measures alone as measures of our performance. The non-GAAP financial measures we present may differ from non-GAAP financial measures used by our peers or other companies. We compensate for these limitations by providing the equivalent GAAP measures whenever we present the non-GAAP financial measures and by including a reconciliation of the impact of the components adjusted for in the non-GAAP financial measure so that both measures and the individual components may be considered when analyzing our performance.  A reconciliation of non-GAAP financial measures to the comparable GAAP financial measures is included at the end of the financial statement tables (Table 10).

###

Contact Information

Cadence Bancorporation

Media contact:

Danielle Kernell

713-871-4051

danielle.kernell@cadencebank.com

Investor relations contact:

Valerie Toalson

713-871-4103 or 800-698-7878

vtoalson@cadencebancorporation.com

Table 1 – Selected Financial Data

	As of and for the Three Months Ended
(In thousands, except share and per share data)	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
Statement of Operations Data
Interest income	$177,175	$192,754	$207,620	$213,149	$217,124
Interest expense	22,461	39,286	46,709	52,962	56,337
Net interest income	154,714	153,468	160,911	160,187	160,787
Provision for credit losses	158,811	83,429	27,126	43,764	28,927
Net interest income after provision	(4,097)	70,039	133,785	116,423	131,860
Noninterest income	29,950	35,069	33,898	34,642	31,722
Noninterest expense (1)	88,620	537,653	100,519	94,283	100,529
(Loss) income before income taxes	(62,767)	(432,545)	67,164	56,782	63,053
Income tax (benefit) expense	(6,653)	(33,234)	15,738	12,796	14,707
Net (loss) income	$(56,114)	$(399,311)	$51,426	$43,986	$48,346
Weighted average common shares outstanding
Basic	125,924,652	126,630,446	127,953,742	128,457,491	128,791,933
Diluted	125,924,652	126,630,446	128,003,089	128,515,274	129,035,553
(Loss) earnings per share
Basic	$(0.45)	$(3.15)	$0.40	$0.34	$0.37
Diluted	(0.45)	(3.15)	0.40	0.34	0.37
Period-End Balance Sheet Data
Cash and cash equivalents	$1,899,369	$609,351	$988,764	$1,061,102	$766,259
Investment securities	2,661,433	2,461,644	2,368,592	1,705,325	1,684,847
Total loans, net of unearned income	13,699,097	13,392,191	12,983,655	13,637,042	13,627,934
Allowance for credit losses	370,901	245,246	119,643	127,773	115,345
Total assets	18,857,753	17,237,918	17,800,229	17,855,946	17,504,005
Total deposits	16,069,282	14,489,505	14,742,794	14,789,712	14,487,821
Noninterest-bearing deposits	5,220,109	3,959,721	3,833,704	3,602,861	3,296,652
Interest-bearing deposits	10,849,173	10,529,784	10,909,090	11,186,851	11,191,169
Borrowings and subordinated debentures	372,222	372,440	372,173	371,892	376,240
Total shareholders’ equity	2,045,480	2,113,543	2,460,846	2,475,944	2,426,072
Average Balance Sheet Data
Investment securities	$2,487,467	$2,397,275	$2,003,339	$1,650,902	$1,716,550
Total loans, net of unearned income	13,884,220	13,161,371	13,423,435	13,719,286	13,921,873
Allowance for credit losses	267,464	201,785	132,975	119,873	106,656
Total assets	18,500,600	17,694,018	17,843,383	17,621,163	17,653,511
Total deposits	15,774,787	14,574,614	14,749,327	14,539,420	14,645,110
Noninterest-bearing deposits	4,587,673	3,658,612	3,648,874	3,456,807	3,281,383
Interest-bearing deposits	11,187,115	10,916,002	11,100,454	11,082,613	11,363,727
Borrowings and subordinated debentures	372,547	439,698	374,179	381,257	441,619
Total shareholders’ equity	2,118,796	2,446,810	2,471,398	2,447,189	2,331,855

(1)	For the quarter ended March 31, 2020, includes the non-cash goodwill impairment charge of $443.7 million, $412.9 million after-tax.

Table 1 (Continued) – Selected Financial Data

	As of and for the Three Months Ended
(In thousands, except share and per share data)	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
Per Share Data:
Book value	$16.24	$16.79	$19.29	$19.32	$18.84
Tangible book value (1)	15.15	15.65	14.65	14.66	14.21
Cash dividends declared	0.050	0.175	0.175	0.175	0.175
Dividend payout ratio	(11.11)%	(5.56)%	43.75%	51.47%	47.30%
Performance Ratios:
Return on average common equity (2)	(10.65)%	(65.64)%	8.26%	7.13%	8.32%
Return on average tangible common equity (1) (2)	(10.56)	3.86	11.82	10.43	12.23
Return on average assets (2)	(1.22)	(9.08)	1.14	0.99	1.10
Net interest margin (2)	3.51	3.80	3.89	3.94	3.97
Efficiency ratio (1)	47.99	285.17	51.60	48.39	52.22
Adjusted efficiency ratio (1)	47.93	49.88	50.91	48.07	49.97
Asset Quality Ratios:
Total NPA to total loans, OREO, and other NPA	1.74%	1.31%	0.97%	0.84%	0.85%
Total nonperforming loans ("NPL") to total loans	1.64	1.19	0.92	0.79	0.80
Total ACL to total loans	2.71	1.83	0.92	0.94	0.85
ACL to total NPL	165.30	153.61	100.07	118.17	106.08
Net charge-offs to average loans (2)	0.94	0.99	1.04	0.91	0.54
Capital Ratios:
Total shareholders’ equity to assets	10.8%	12.3%	13.8%	13.9%	13.9%
Tangible common equity to tangible assets (1)	10.2	11.5	10.9	10.9	10.8
Common equity Tier 1 capital	11.7	11.4	11.5	11.0	10.9
Tier 1 leverage capital (3)	9.5	10.1	10.3	10.3	10.3
Tier 1 risk-based capital (3)	11.7	11.4	11.5	11.0	10.9
Total risk-based capital (3)	14.3	13.8	13.7	13.1	12.9
_____________________
(1)

Considered a non-GAAP financial measure. See Table 10 "Reconciliation of Non-GAAP Financial Measures" for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.

(2)	Annualized.
(3)	Current quarter regulatory capital ratios are estimates.

Table 2 – Average Balances/Yield/Rates

	For the Three Months Ended June 30,
	2020			2019
	Average	Income/	Yield/	Average	Income/	Yield/
(In thousands)	Balance	Expense	Rate	Balance	Expense	Rate
ASSETS
Interest-earning assets:
Loans, net of unearned income (1)
Originated loans	$11,173,408	$125,922	4.53%	$10,044,825	$135,946	5.43%
ANCI portfolio	2,512,163	32,967	5.28	3,586,344	55,266	6.18
PCD portfolio (3)	198,649	3,965	8.03	290,704	10,799	14.90
Total loans	13,884,220	162,854	4.72	13,921,873	202,011	5.82
Investment securities
Taxable	2,269,017	12,207	2.16	1,500,971	10,298	2.75
Tax-exempt (2)	218,450	1,948	3.59	215,579	2,061	3.83
Total investment securities	2,487,467	14,155	2.29	1,716,550	12,359	2.89
Federal funds sold and short-term investments	1,342,779	328	0.10	597,988	2,667	1.79
Other investments	77,337	247	1.28	67,124	520	3.11
Total interest-earning assets	17,791,803	177,584	4.01	16,303,535	217,557	5.35
Noninterest-earning assets:
Cash and due from banks	176,716			111,337
Premises and equipment	127,413			128,067
Accrued interest and other assets	672,132			1,217,228
Allowance for credit losses	(267,464)			(106,656)
Total assets	$18,500,600			$17,653,511
LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Demand deposits	$8,368,151	$7,511	0.36%	$7,732,568	$30,195	1.57%
Savings deposits	291,874	179	0.25	251,270	245	0.39
Time deposits	2,527,090	10,451	1.66	3,379,889	20,298	2.41
Total interest-bearing deposits	11,187,115	18,141	0.65	11,363,727	50,738	1.79
Other borrowings	149,973	937	2.51	300,897	3,051	4.07
Subordinated debentures	222,574	3,383	6.11	140,722	2,548	7.26
Total interest-bearing liabilities	11,559,662	22,461	0.78	11,805,346	56,337	1.91
Noninterest-bearing liabilities:
Demand deposits	4,587,673			3,281,383
Accrued interest and other liabilities	234,469			234,927
Total liabilities	16,381,804			15,321,656
Shareholders' equity	2,118,796			2,331,855
Total liabilities and shareholders' equity	$18,500,600			$17,653,511
Net interest income/net interest spread		155,123	3.23%		161,220	3.45%
Net yield on earning assets/net interest margin			3.51%			3.97%
Taxable equivalent adjustment:
Investment securities		(409)			(433)
Net interest income		$154,714			$160,787
_____________________
(1)	Nonaccrual loans are included in loans, net of unearned income. No adjustment has been made for these loans in the calculation of yields.
(2)	Interest income and yields are presented on a fully taxable equivalent basis using an income tax rate of 21%.
(3)	Prior to the adoption of CECL on January 1, 2020, these loans were referred to as ACI loans, but with the adoption of CECL they are referred to as PCD loans.

Table 2 (Continued) – Average Balances/Yield/Rates

	For the Three Months Ended June 30, 2020			For the Three Months Ended March 31, 2020
	Average	Income/	Yield/	Average	Income/	Yield/
(In thousands)	Balance	Expense	Rate	Balance	Expense	Rate
ASSETS
Interest-earning assets:
Loans, net of unearned income (1)
Originated loans	$11,173,408	$125,922	4.53%	$10,213,846	$129,402	5.10%
ANCI portfolio	2,512,163	32,967	5.28	2,731,240	40,650	5.99
PCD portfolio (3)	198,649	3,965	8.03	216,285	5,082	9.45
Total loans	13,884,219	162,854	4.72	13,161,371	175,134	5.35
Investment securities
Taxable	2,269,017	12,207	2.16	2,198,528	14,015	2.56
Tax-exempt (2)	218,450	1,948	3.59	198,747	1,807	3.66
Total investment securities	2,487,467	14,155	2.29	2,397,275	15,822	2.65
Federal funds sold and short-term investments	1,342,779	328	0.10	628,885	1,783	1.14
Other investments	77,337	247	1.28	80,173	394	1.98
Total interest-earning assets	17,791,802	177,584	4.01	16,267,704	193,133	4.77
Noninterest-earning assets:
Cash and due from banks	176,716			250,804
Premises and equipment	127,413			127,812
Accrued interest and other assets	672,132			1,249,483
Allowance for credit losses	(267,464)			(201,785)
Total assets	$18,500,599			$17,694,018
LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing liabilities:
Demand deposits	$8,368,151	$7,511	0.36%	$8,121,641	$21,667	1.07%
Savings deposits	291,874	179	0.25	272,444	317	0.47
Time deposits	2,527,090	10,451	1.66	2,521,917	12,744	2.03
Total interest-bearing deposits	11,187,115	18,141	0.65	10,916,002	34,728	1.28
Other borrowings	149,973	937	2.51	217,363	1,108	2.05
Subordinated debentures	222,574	3,383	6.11	222,335	3,450	6.24
Total interest-bearing liabilities	11,559,662	22,461	0.78	11,355,700	39,286	1.39
Noninterest-bearing liabilities:
Demand deposits	4,587,673			3,658,612
Accrued interest and other liabilities	234,469			232,896
Total liabilities	16,381,804			15,247,208
Stockholders' equity	2,118,796			2,446,810
Total liabilities and stockholders' equity	$18,500,600			$17,694,018
Net interest income/net interest spread		155,123	3.23%		153,847	3.38%
Net yield on earning assets/net interest margin			3.51%			3.80%
Taxable equivalent adjustment:
Investment securities		(409)			(379)
Net interest income		$154,714			$153,468
_____________________

(1)	Nonaccrual loans are included in loans, net of unearned income. No adjustment has been made for these loans in the calculation of yields.
(2)	Interest income and yields are presented on a fully taxable equivalent basis using an income tax rate of 21%.
(3)	Prior to the adoption of CECL on January 1, 2020, these loans were referred to as ACI loans, but with the adoption of CECL they are referred to as PCD loans.

Table 3 – Loan Interest Income Detail

	Year-To-Date	For the Three Months Ended
(In thousands)	June 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
Interest Income Detail
Originated loans	$255,324	$125,922	$129,402	$134,450	$136,333	$135,946
ANCI loans: interest income	59,205	26,264	32,940	37,637	43,133	49,095
ANCI loans: accretion	14,413	6,703	7,710	8,610	10,951	6,171
PCD loans: interest income (1)	6,150	3,111	3,039	3,839	3,406	2,781
PCD loans: accretion (1)	2,897	854	2,043	6,018	4,147	8,017
Total loan interest income	$337,988	$162,854	$175,134	$190,554	$197,970	$202,011

Yields
Originated loans	4.80%	4.53%	5.10%	5.25%	5.31%	5.43
ANCI loans without discount accretion	4.54	4.20	4.85	4.95	5.23	5.49
ANCI loans discount accretion	1.11	1.08	1.14	1.13	1.33	0.69
PCD loans without discount accretion	5.96	6.30	5.65	6.20	5.23	3.84
PCD loans discount accretion	2.81	1.73	3.80	9.73	6.37	11.06
Total loan yield	5.03%	4.72%	5.35%	5.63%	5.72%	5.82

(1)	Prior quarter PCD amounts have been revised to be comparable to the current quarter presentation. Interest income for PCD loans represents contractual interest.

Table 4 – Allowance for Credit Losses (“ACL”) (1)

	For the Three Months Ended
(In thousands)	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
Balance at beginning of period	$245,246	$119,643	$127,773	$115,345	$105,038
Cumulative effect of the adoption of CECL (2)	—	75,850	—	—	—
Charge-offs	(33,452)	(33,098)	(35,432)	(31,650)	(18,981)
Recoveries	901	613	176	314	361
Net charge-offs	(32,551)	(32,485)	(35,256)	(31,336)	(18,620)
Provision for loan losses	158,206	82,238	27,126	43,764	28,927
Balance at end of period	$370,901	$245,246	$119,643	$127,773	$115,345

(1)	This table represents the activity in the ACL for funded loans.
(2)	The Company adopted ASU 2016-13, Financial Instruments – Credit Losses (“CECL”), on January 1, 2020 and recorded this cumulative effect adjustment as a result of accounting change.

Table 5 – ACL Activity by Segment

	For the Three Months Ended June 30, 2020
(In thousands)	Commercial and Industrial	Commercial Real Estate	Consumer	Total Allowance for Credit Losses	Reserve for Unfunded Commitments (1)	Total
As of March 31, 2020	$154,585	$53,418	$37,243	$245,246	$3,222	$248,468
Provision for credit losses	95,325	59,359	3,522	158,206	605	158,811
Charge-offs	(32,816)	(327)	(309)	(33,452)	—	(33,452)
Recoveries	702	30	169	901	—	901
As of June 30, 2020	$217,796	$112,480	$40,625	$370,901	$3,827	$374,728

	For the Six Months Ended June 30, 2020
(In thousands)	Commercial and Industrial	Commercial Real Estate	Consumer	Total Allowance for Credit Losses	Reserve for Unfunded Commitments (1)	Total
As of December 31, 2019	$89,796	$15,319	$14,528	$119,643	$1,699	$121,342
Cumulative effect of the adoption of CECL	32,951	20,599	22,300	75,850	332	76,182
As of January 1, 2020	122,747	35,918	36,828	195,493	2,031	197,524
Provision for credit losses	159,008	77,158	4,278	240,444	1,796	242,240
Charge-offs	(64,803)	(806)	(941)	(66,550)	—	(66,550)
Recoveries	844	210	460	1,514	—	1,514
As of June 30, 2020	$217,796	$112,480	$40,625	$370,901	$3,827	$374,728

(1)	The reserve for unfunded commitments is recorded in other liabilities in the consolidated balance sheets

Table 6 – Criticized Loans by Segment

	As of June 30, 2020
(Amortized cost in thousands)	Special Mention	Substandard	Doubtful	Total Criticized
Commercial and Industrial
General C&I	$45,512	$146,333	$10,237	$202,082
Energy	155,735	114,080	10,747	280,562
Restaurant	171,722	158,596	7,596	337,914
Healthcare	18,250	47,398	—	65,648
Total commercial and industrial	391,219	466,407	28,580	886,206
Commercial Real Estate
Industrial, retail, and other	60,819	40,351	534	101,704
Multifamily	91	714	—	805
Office	346	1,005	—	1,351
Total commercial real estate	61,256	42,070	534	103,860
Consumer
Residential	—	19,172	—	19,172
Other	—	39	—	39
Total consumer	—	19,211	—	19,211
Total	$452,475	$527,688	$29,114	$1,009,277

	As of March 31, 2020
(Recorded investment in thousands)	Special Mention	Substandard	Doubtful	Total Criticized
Commercial and Industrial
General C&I	$64,326	$208,452	$7,130	$279,908
Energy sector	111,261	43,326	5,915	160,502
Restaurant industry	43,916	63,608	6,396	113,920
Healthcare	35,604	3,122	—	38,726
Total commercial and industrial	255,107	318,508	19,441	593,056
Commercial Real Estate
Industrial, retail, and other	30,158	14,241	—	44,399
Multifamily	1,219	—	—	1,219
Office	327	9,907	—	10,234
Total commercial real estate	31,704	24,148	—	55,852
Consumer
Residential real estate	—	16,760	—	16,760
Other	—	8	—	8
Total consumer	—	16,768	—	16,768
Total	$286,811	$359,424	$19,441	$665,676

Table 7 – Nonperforming Assets

	As of
	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
Nonperforming loans (1)
Commercial and industrial	$182,839	$136,712	$106,803	$92,643	$103,379
Commercial real estate	25,261	8,133	1,127	6,855	—
Consumer	16,284	14,808	7,289	5,294	2,942
Small business (2)	—	—	4,337	3,334	2,434
Total nonperforming loans ("NPL")	224,384	159,653	119,556	108,126	108,755
Foreclosed OREO and other NPA	13,949	15,679	5,958	6,731	7,712
Total nonperforming assets	$238,333	$175,332	$125,514	$114,857	$116,467
NPL as a percentage of total loans	1.64%	1.19%	0.92%	0.79%	0.80%
NPA as a percentage of loans plus OREO/other	1.74%	1.31%	0.97%	0.84%	0.85%
NPA as a percentage of total assets	1.26%	0.99%	0.71%	0.64%	0.67%
Total accruing loans 90 days or more past due	$3,123	$1,999	$23,364	$24,487	$31,374
(1)

Amounts are not comparable due to our adoption of CECL on January 1, 2020. Prior to this date, pools of individual ACI loans were excluded because they continued to earn interest income from the accretable yield at the pool level. With the adoption of CECL, the pools were discontinued, and performance is based on contractual terms for individual loans. Additionally, prior to January 1, 2020, the we used recorded investment in this table. With the adoption of CECL we now use amortized cost.

(2)	Upon the adoption of CECL, small business loans are included in commercial and industrial and commercial real estate loans.

Table 8 – Noninterest Income

	For the Three Months Ended
(In thousands)	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
Noninterest Income
Investment advisory revenue	$6,505	$5,605	$6,920	$6,532	$5,797
Trust services revenue	4,092	4,815	4,713	4,440	4,578
Service charges on deposit accounts	4,852	6,416	5,181	5,462	4,730
Credit-related fees	4,401	5,983	5,094	5,960	5,341
Bankcard fees	1,716	1,958	1,933	2,061	2,279
Payroll processing revenue	1,143	1,367	1,373	1,196	1,161
SBA income	1,335	1,908	2,153	2,216	1,415
Other service fees	1,528	1,912	1,701	1,700	1,907
Securities gains, net	2,286	2,994	317	775	938
Other	2,092	2,111	4,513	4,300	3,576
Total noninterest income	$29,950	$35,069	$33,898	$34,642	$31,722

Table 9 – Noninterest Expenses

	For the Three Months Ended
(In thousands)	June 30, 2020	March 31, 2020	September 30, 2019	September 30, 2019	June 30, 2019
Noninterest Expenses
Salaries and employee benefits	$47,158	$48,807	$54,840	$51,904	$53,660
Premises and equipment	10,634	10,808	11,618	10,913	11,148
Merger related expenses	—	1,282	925	1,010	4,562
Intangible asset amortization	5,472	5,592	5,876	6,025	5,888
Data processing	3,084	3,352	3,343	3,641	3,435
Software amortization	4,036	3,547	3,427	3,406	3,184
Consulting and professional fees	3,009	2,707	3,552	2,621	1,899
Loan related expenses	735	760	654	(921)	1,740
FDIC insurance	3,939	2,436	1,245	527	1,870
Communications	1,002	1,156	1,236	1,425	1,457
Advertising and public relations	920	1,464	1,764	1,368	1,104
Legal expenses	579	411	306	500	645
Other	8,052	11,636	11,732	11,864	9,938
Noninterest expenses excluding goodwill impairment charge	88,620	93,958	100,519	94,283	100,529
Goodwill impairment charge	—	443,695	—	—	—
Total noninterest expenses	$88,620	$537,653	$100,519	$94,283	$100,529

Table 10 – Reconciliation of Non-GAAP Financial Measures

	As of and for the Three Months Ended
(In thousands, except share and per share data)	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
Efficiency ratio
Noninterest expenses (numerator)	$88,620	$537,653	$100,519	$94,283	$100,529
Net interest income	$154,714	$153,468	$160,911	$160,187	$160,787
Noninterest income	29,950	35,069	33,898	34,642	31,722
Operating revenue (denominator)	$184,664	$188,537	$194,809	$194,829	$192,509
Efficiency ratio	47.99%	285.17%	51.60%	48.39%	52.22%
Adjusted efficiency ratio
Noninterest expenses	$88,620	$537,653	$100,519	$94,283	$100,529
Less: non-cash goodwill impairment charge	—	443,695	—	—	—
Less: merger related expenses	—	1,282	925	1,010	4,562
Less: pension plan termination expense	—	—	1,225	—	—
Less: expenses related to COVID-19 pandemic	1,205	122	—	—	—
Less: other non-routine expenses(1)	—	—	—	—	—
Adjusted noninterest expenses (numerator)	$87,415	$92,554	$98,369	$93,273	$95,967
Net interest income	$154,714	$153,468	$160,911	$160,187	$160,787
Noninterest income	29,950	35,069	33,898	34,642	31,722
Plus: revaluation of receivable from sale of insurance assets	—	—	—	—	2,000
Less: gain on sale of acquired loans	—	—	1,263	—	1,514
Less: securities gains, net	2,286	2,994	317	775	938
Adjusted noninterest income	27,664	32,075	32,318	33,867	31,270
Adjusted operating revenue (denominator)	$182,378	$185,543	$193,229	$194,054	$192,057
Adjusted efficiency ratio	47.93%	49.88%	50.91%	48.07%	49.97%
Tangible common equity ratio
Shareholders’ equity	$2,045,480	$2,113,543	$2,460,846	$2,475,944	$2,426,072
Less: goodwill and other intangible assets, net	(137,318)	(142,782)	(590,949)	(597,488)	(595,605)
Tangible common shareholders’ equity	1,908,162	1,970,761	1,869,897	1,878,456	1,830,467
Total assets	18,857,753	17,237,918	17,800,229	17,855,946	17,504,005
Less: goodwill and other intangible assets, net	(137,318)	(142,782)	(590,949)	(597,488)	(595,605)
Tangible assets	$18,720,435	$17,095,136	$17,209,280	$17,258,458	$16,908,400
Tangible common equity ratio	10.19%	11.53%	10.87%	10.88%	10.83%
Tangible book value per share
Shareholders’ equity	$2,045,480	$2,113,543	$2,460,846	$2,475,944	$2,426,072
Less: goodwill and other intangible assets, net	(137,318)	(142,782)	(590,949)	(597,488)	(595,605)
Tangible common shareholders’ equity	$1,908,162	$1,970,761	$1,869,897	$1,878,456	$1,830,467
Common shares outstanding	125,930,741	125,897,827	127,597,569	128,173,765	128,798,549
Tangible book value per share	$15.15	$15.65	$14.65	$14.66	$14.21

Table 10 (Continued) – Reconciliation of Non-GAAP Measures

	As of and for the Three Months Ended
(In thousands, except share and per share data)	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
Return on average tangible common equity
Average common equity	$2,118,796	$2,446,810	$2,471,398	$2,447,189	$2,331,855
Less: average intangible assets	(140,847)	(584,513)	(595,439)	(598,602)	(597,772)
Average tangible common shareholders’ equity	$1,977,949	$1,862,297	$1,875,959	$1,848,587	$1,734,083
Net (loss) income	$(56,114)	$(399,311)	$51,426	$43,986	$48,346
Plus: non-cash goodwill impairment charge, net of tax	—	412,918	—	—	—
Plus: intangible asset amortization, net of tax	4,174	4,261	4,477	4,620	4,515
Tangible net income	$(51,940)	$17,868	$55,903	$48,606	$52,861
Return on average tangible common equity(1)	(10.56)%	3.86%	11.82%	10.43%	12.23%
Adjusted return on average tangible common equity
Average tangible common shareholders’ equity	$1,977,949	$1,862,297	$1,875,959	$1,848,587	$1,734,083
Tangible net income	$(51,940)	$17,868	$55,903	$48,606	$52,861
Non-routine items:
Plus: merger related expenses	—	1,282	925	1,010	4,562
Plus: pension plan termination expense	—	—	1,225	—	—
Plus: expenses related to COVID-19 pandemic	1,205	122	—	—	—
Plus: revaluation of receivable from sale of insurance assets	—	—	—	—	2,000
Less: gain on sale of acquired loans	—	—	1,263	—	1,514
Less: securities gains (losses), net	2,286	2,994	317	775	938
Less: income tax effect of tax deductible non-routine items	(256)	(464)	48	55	958
Total non-routine items, after tax	(825)	(1,126)	522	180	3,152
Adjusted tangible net income	$(52,765)	$16,742	$56,425	$48,786	$56,012
Adjusted return on average tangible common equity(1)	(10.73)%	3.62%	11.93%	10.47%	12.96%
Adjusted return on average assets
Average assets	$18,500,600	$17,694,018	$17,843,383	$17,621,163	$17,653,511
Net (loss) income	$(56,114)	$(399,311)	$51,426	$43,986	$48,346
Return on average assets	(1.22)%	(9.08)%	1.14%	0.99%	1.10%
Net (loss) income	$(56,114)	$(399,311)	$51,426	$43,986	$48,346
Plus: non-cash goodwill impairment charge, net of tax	—	412,918	—	—	—
Total non-routine items, after tax	(825)	(1,126)	522	180	3,152
Adjusted net income	$(56,939)	$12,481	$51,948	$44,166	$51,497
Adjusted return on average assets(1)	(1.24)%	0.28%	1.16%	0.99%	1.17%
Adjusted diluted earnings per share
Diluted weighted average common shares outstanding	125,924,652	126,630,446	128,003,089	128,515,274	129,035,553
Net income allocated to common stock	$(56,114)	$(399,311)	$51,248	$43,849	$48,176
Plus: non-cash goodwill impairment, net of tax	—	412,918	—	—	—
Total non-routine items, after tax	(825)	(1,126)	522	180	3,152
Adjusted net income allocated to common stock	$(56,939)	$12,481	$51,770	$44,029	$51,328
Adjusted diluted earnings per share	$(0.45)	$0.10	$0.40	$0.34	$0.40
Adjusted pre-tax, pre-provision net revenue
Income before taxes	$(62,767)	$(432,545)	$67,164	$56,782	$63,053
Plus: Provision for credit losses	158,811	83,429	27,126	43,764	28,927
Plus: non-cash goodwill impairment	—	443,695	—	—	—
Plus: Total non-routine items before taxes	(1,081)	(1,590)	570	235	4,110
Adjusted pre-tax, pre-provision net revenue	$94,963	$92,989	$94,860	$100,781	$96,090

(1)	Annualized.